Exhibit 4.2

EXECUTION COPY

GUARANTOR SUPPLEMENTAL INDENTURE

Guarantor Supplemental Indenture (this “Supplemental Indenture”), dated as of February 13, 2008, among the Guarantors listed on the signature page attached hereto (each a “Guaranteeing Subsidiary”), subsidiaries of Goodman Global, Inc. (as successor to Chill Acquisition, Inc.) (the “Issuer”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 13, 2008, providing for the issuance of 13.5%/14.0% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee on a senior subordinated basis all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (a “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary irrevocably and unconditionally guarantees on a senior subordinated basis the Guarantee Obligations, which include that (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, shall be duly and punctually paid in full or performed when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on the overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or under the Notes (including fees, expenses or other) shall be promptly paid in full, all in accordance with the terms of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at

Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture.

The obligations of each Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture (i) are expressly set forth in Articles X and XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee and (ii) are subordinated to the Senior Indebtedness of each Guaranteeing Subsidiary as set forth in Section 10.7 and Article XI of the Indenture and reference is hereby made to such Section and Article for the precise terms of such subordination.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

The obligations of each Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLES X and XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:
GOODMAN GLOBAL HOLDINGS, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
QUIETFLEX HOLDING COMPANY

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN CANADA, L.L.C.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN HOLDING COMPANY, L.L.C.

By:
Name:
Title:

[Guarantor Supplemental Indenture]

GUARANTEEING SUBSIDIARY:
GOODMAN II HOLDINGS COMPANY, L.L.C.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN MANUFACTURING I LLC

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN MANUFACTURING II LLC

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN COMPANY, L.P.

By:	Goodman Holding Company,
its General Partner

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN DISTRIBUTION SOUTHEAST, INC.

By:
Name:
Title:

[Guarantor Supplemental Indenture]

GUARANTEEING SUBSIDIARY:
GOODMAN APPLIANCE HOLDING COMPANY

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN DISTRIBUTION, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN HOLDING COMPANY

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN MANUFACTURING COMPANY, L.P.

By:	Goodman Holding Company,
its General Partner

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
GOODMAN SALES COMPANY

By:
Name:
Title:

[Guarantor Supplemental Indenture]

GUARANTEEING SUBSIDIARY:
NITEK ACQUISITION COMPANY, L.P.

By:	Goodman Holding Company,
its General Partner

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
QUIETFLEX MANUFACTURING COMPANY, L.P.

By:	Quietflex Holding Company,
its General Partner

By:
Name:
Title:

THE TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Guarantor Supplemental Indenture]